<pre>
EXHIBIT 32.1

               CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
 CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
              TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-KSB of RPM Technologies, Inc. (the "Company") for the fiscal year ended December 31, 2007 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Acting Chief Financial Officer of the Company pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2008                    By:    /s/ Randy Zych
                                               ---------------------
                                               Randy Zych
                                               Chief Executive Officer
                                               (principal executive officer)
                                               Acting Chief Financial Officer
                                               (principal financial officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.